UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2007
Progress Software Corporation
(Exact name of registrant as specified in its charter)
Commission file number: 0-19417

Massachusetts (State or other jurisdiction of incorporation or organization)	04-2746201 (I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On April 18, 2007, Progress Software Corporation (the “Company”) received a Letter of Reprimand (the “Letter”) from the NASDAQ Listing Qualifications Department relating to a determination by the NASDAQ Staff that the Company had failed to comply with the shareholder approval requirements of Marketplace Rule 4350(i)(1)(A) because the Company granted stock options under its 1997 Stock Incentive Plan (the “Plan”) to members of the Compensation Committee of the Company’s Board of Directors. During a review by the Company of its stock option practices and procedures, it was determined that the Plan contains language that prohibits directors who serve on the Compensation Committee from receiving any option grants under the Plan. It is the Company’s position that such language was a result of a scrivener’s error and should not have been included in the Plan. Nonetheless, the NASDAQ Staff determined that the Company violated the shareholder approval rules by issuing options under the Plan to directors serving on the Compensation Committee. In the Letter, the NASDAQ Staff indicated that it believed it was appropriate to close this matter by issuing the Letter without any additional sanction.
The Board of Directors has approved an amendment and restatement of the Plan that, among other things, corrects the eligibility provisions of the Plan so that members of the Compensation Committee may be eligible to receive grants in the future. The amendment and restatement of the Plan remains subject to shareholder approval at the 2007 annual meeting of shareholders to be held on April 26, 2007.
The Company also has taken action to cancel all outstanding stock options granted to members of the Board while serving on the Compensation Committee. With respect to options that had already been exercised, the affected director has returned to the Company the shares acquired through option exercise and the Company has refunded to the director the exercise price. In instances where the director had already sold the shares, the director has returned to the Company the net profit from the sale of the shares. The Company has committed to grant make-whole equity awards and/or cash payments to the directors whose stock options were cancelled.
On April 24, 2007, the Company issued a press release announcing the receipt of the Letter. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description
99.1	Press Release of Progress Software Corporation dated April 24, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2007	Progress Software Corporation
	By:	/s/ Norman R. Robertson
Norman R. Robertson
Senior Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Progress Software Corporation dated April 24, 2007